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                                                                     EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 TOM BROWN, INC.

         Tom Brown, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         Pursuant to the provisions of the Delaware General Corporation Law, the Board of Directors and the stockholders of the Corporation adopted an amendment to the Certificate of Incorporation of the Corporation, which is set forth in the following resolution in accordance with Section 242 of the Delaware General Corporation Law, the purpose of which amendment is to increase the number of authorized shares of Common Stock:

         "RESOLVED, That the Certificate of Incorporation of the Corporation be amended by changing the first sentence of Article Fourth thereof, so that as amended, the first sentence of Article Fourth shall read as follows:

                  FOURTH: The total number of shares of all classes that the Corporation shall have authority to issue is 57,500,000, of which 2,500,000 shares shall be Preferred Stock, par value $.10 per share, and 55,000,000 shares shall be Common Stock, $.10 par value per share.

         Except as specifically amended hereby, all other provisions of Article Fourth shall remain in full force and effect.

         IN WITNESS WHEREOF, Tom Brown, Inc. has caused this Certificate of Amendment to be signed by Donald L. Evans, its Chairman of the Board of Directors, and attested by Bruce R. DeBoer, its Secretary, this 25th day of May, 1999.

                                             TOM BROWN, INC.


                                             By:       /s/ Donald L. Evans
                                                -------------------------------
                                                   Donald L. Evans, Chairman of
                                                       the Board of Directors


ATTESTED:

    /s/ Bruce R. DeBoer
--------------------------
Bruce R. DeBoer, Secretary